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                                                            Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08715) and in the Registration Statements on Form S-8, (No. 33-86314, as amended; No. 33-99280, as amended; No. 33-99282; and No. 333-06235) of CompUSA Inc. of our report dated March 14, 1996 relating to the financial statements of PCs Compleat, Inc., which appears in this Current Report on Form 8-K/A of CompUSA Inc.


/s/  Price Waterhouse LLP
- -------------------------

Price Waterhouse LLP

Boston, MA
July 30, 1996